LEASE MODIFICATION AND EXTENSION AGREEMENT

                    AGREEMENT made this 26th day of January, 1995 between JOSEPH F. DAY REALTY CORP., as agent ("Landlord"), 9 East 40th Street, New York, New York 10016, and THE HARVEY GROUP, INC. ("Tenant"), with corporate offices at 600 Secaucus Road, Secaucus, New Jersey 07094;

                             W I T N E S S E T H:

                    WHEREAS, the parties are landlord and tenant respectively under lease dated October 17, 1980 (the
          "Lease") for store and mezzanine and part of the basement at 2 West 45th Street, New York, New York; and

                    WHEREAS, the parties wish to modify the Lease and as modified to extend the term thereof;

                    NOW, THEREFORE, the parties agree as follows:

                    1. The term of the Lease shall be extended for a term of ten years commencing July 1, 1995 and ending
          June 30, 2005 (the "Extended Term").

                    2.  Effective February 1, 1995 and for the
          balance of the term of the Lease and throughout the Extended Term, the Lease shall be modified as follows:

                         (a)  the fixed annual rent shall be
          $427,182.08 per annum;

                         (b)  Tenant shall pay Real Estate Tax
          escalation pursuant to Article 35 of the Lease. The Tax Base Year shall be the Fiscal Year 1994/95, in lieu of 1982/83. Tax escalation payments shall be due in the same number of installments as Landlord shall pay real estate taxes to the taxing authority and each such installment shall be due upon billing therefor but no more than 30 days before each installment is due to be paid to the taxing authority. Article 35 shall be further modified by adding at the end thereof the following provision:

                         It is understood by Tenant that Landlord
               may obtain and accept reductions in the proposed assessed valuation of the Building in a settlement in a Tax Year during the term of this Lease before the Landlord has paid the Taxes and such reduction will substantially reduce the real estate tax escalation for the Tax Year due from Tenant under this Article. Tenant therefore agrees the expenses of the Landlord in obtaining such reduction, including reasonable legal fees, accounting fees, appraisal fees and other expenses shall be deemed to be Taxes paid for the Tax Year of said reduction.

                         In the event the Taxes for any Tax Year
               during the term of this Lease shall be reduced after Tenant shall have paid Tenant's share of any excess thereof in respect of such Tax Year pursuant to this Article, Landlord shall allow Tenant a credit against future rent, or issue a refund to Tenant (if the term of this Lease shall have expired) in the amount of Tenant's share of the refund (including any interest paid on such refund by the taxing authority) of such Taxes received by Landlord (after deduction of expenses, including legal fees, accounting fees, appraisal fees and other expenses incurred by Landlord in obtaining such refund);

                         (c)  Landlord shall pay Labor Rate
          escalation under Article 36 of the Lease.  Base Labor
          Rate shall mean the Labor Rate in effect on December 31, 1994;

                         (d)  Tenant shall pay Operating Expense
          escalation under Article 37 of the Lease, if Landlord exercises its option under such Article. Base Year shall mean the calendar year 1994, in lieu of 1982;

                         (e)  Tenant shall pay heating costs under
          Article 36 if the same exceed those for the calendar year 1994, in lieu 1980;

                         (f)  Article 44 on electricity shall be
          modified by deleting the last seven lines thereof and inserting in lieu thereof the following:

                         Pursuant to the Lease between the parties
               hereto, the minimum rental reserved is the sum of $35,598.51 per month. Tenant agrees that pending a 0survey as above provided that its space minimum rental shall be increased by the amount of $5,068.16 per month making a total minimum rental of $40,666.67 per month payable in advance on the first day of each and every month (in no event shall this minimum rental for furnishing electricity be reduced below the aforesaid amount for as long as Landlord is furnishing electricity) and for and in consideration of such increase in the rental, the Landlord is to supply the Tenant with free electricity.

                         (g)  In the event that prior to execution
          of this Agreement Tenant has paid any of the escalations set forth in this paragraph 2, allocable to the period after the effective date of this Agreement, Tenant shall receive a credit against future rent and escalations for any overpayment of any such escalation prorated to the effective date set forth above.

                    3. (A) In the event Tenant advises Landlord that Tenant desires to assign the Lease or sublet the entire premises, Landlord without guaranteeing the success of the efforts and even if Tenant is in default agrees to do the following:

                              (i)  cause the managing agent for the
               building in its reasonable judgment to determine the market value for the demised premises and notify
               Tenant thereof;

                              (ii)  list the space with other
               brokers and follow up with such other brokers periodically;

                              (iii)  contact by letter or telephone
               potential subtenants or assignees identified in writing by Tenant;

                              (iv)  Advertise the demised premises
               and Tenant shall pay the cost of such advertising provided that Landlord will not incur advertising expenses in excess of $5,000 without Tenant's consent.

                    (B) In the event Tenant assigns this Lease or sublets all or substantially all of the demised premises and thereafter Landlord collects any profit made by Tenant on such assignment or subletting and provided further that subsequent to collecting such profit for a period of time, the assignee or sublessee defaults, Landlord agrees that Tenant will then receive as a credit against rent and escalations due from Tenant to Landlord after the date of such default the amount of such profit previously collected by Landlord less expenses incurred by Landlord in connection with such reletting or assignment.

                    4. Article 50(g) shall be deleted and there shall be inserted in lieu thereof the following:

                         If the Landlord shall give its consent to
               any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay to Landlord, as additional rent:

                              (i)  In the case of an assignment, an
               amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, inventory and other personal property, less, in the case of a sale thereof, the then net undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns and as regards Tenant's inventory, less Tenant's cost thereof) less the unamortized costs of Tenant's improvements to the space as determined on the basis of Tenant's Federal income tax returns and less Tenant's brokerage costs and alteration expenses in such transaction; and

                              (ii)  In the case of a sublease, any
               rents, additional charges or other consideration payable under the sublease and related agreements to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, inventory and other personal property, less, in the case of the sale thereof, the then undepreciated cost thereof determined on the basis of Tenant's Federal income tax returns and as regards Tenant's inventory, less Tenant's cost thereof) less the unamortized costs of Tenant's improvements to the space as determined on the basis of Tenant's Federal income tax returns and less Tenant's brokerage costs and alteration expenses in such transaction.

                    5.  It is agreed between the parties that
          Tenant has deposited no security under the Lease. Articles 53, 67 and 68(b) of the Lease shall not apply after the effective date of this Agreement (February 1, 1995).

                    6.  This Agreement is offered to Tenant for
          signature by the managing agent of the Building solely in its capacity as such agent and subject to Landlord's acceptance and approval. Tenant shall affix its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Agreement shall have been approved and executed by the managing agent or the Landlord and delivered to Tenant.

                    7. Tenant covenants, warrants and represents that there was no broker except Joseph P. Day Realty Corp. instrumental in consummating this Agreement and that no conversations or negotiations were had with any broker except Joseph P. Day Realty Corp. concerning the terms of this Agreement. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Joseph P. Day Realty Corp.

                    8.  Except as specifically modified herein,
          Landlord and Tenant ratify, confirm, accept and agree to all of the terms, covenants and conditions of the Lease.

                    9. This Agreement shall inure to the benefit of and bind the parties hereto, their legal representatives, successors and assigns.


                    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                   JOSEPH P. DAY REALTY CORP., as agent
                                   (Landlord)

                                   By: __________________________________

                                   THE HARVEY GROUP, INC.
                                   (Tenant)

                                   By: ___________________________________